Exhibit 10.31.7

EXECUTION VERSION

AMENDED AND RESTATED PROMISSORY NOTE

U.S. $50,000,000.00	July 13, 2015
New York, New York

FOR VALUE RECEIVED, loanDepot.com, LLC, a Delaware limited liability company (“Borrower”), hereby promises to pay to the order of EverBank, a federal savings association (“Bank”), with an address at 100 Summer Street, Suite 3232, Boston, Massachusetts 02110, the principal amount of Fifty Million and No/100 Dollars ($50,000,000.00) or such lesser principal amount as from time to time shall be outstanding hereunder, as reflected in the books and records of Bank, together with interest on the principal balance from time to time outstanding hereunder, from (and including) the date of disbursement until (but not including) the date of payment, at a per annum rate equal to the Stated Interest Rate specified below or, to the extent applicable, the Default Interest Rate specified below, in accordance with the following terms and conditions:

1. Definitions. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1 or in other provisions of this Note in the singular to have the same meanings when used in the plural and vice versa):

“Additional Sums” has the meaning set forth in Section 13 of this Note.

“Conversion Date” shall have the meaning set forth in Section 6 of this Note.

“Default Interest Rate” has the meaning set forth in Section 4 of this Note.

“Event of Default” has the meaning set forth in Section 11 of this Note.

“LIBOR” has the meaning set forth in Section 3 of this Note.

“Loan Agreement” has the meaning set forth in Section 6 of this Note.

“Loan Documents” has the meaning set forth in Section 11 of this Note.

“Loan Period” means the combined Revolving Loan Period and Term Loan Period.

“Note” means this Amended and Restated Promissory Note.

“Revolving Loan Period” means the period beginning on the date set forth in the heading hereof and ending on the earlier of (a) March 16, 2016 or (b) the Termination Date.

“Stated Interest Rate” has the meaning set forth in Section 3 of this Note.

“Term Loan Period” means the period beginning on the Conversion Date and ending on the earlier of (a) the two (2) calendar year anniversary thereof or (b) the Termination Date.

“Termination Date” means (a) the last day of the Loan Period, or (b) such earlier date on which the Loan Agreement shall terminate or be terminated by Bank in accordance with the provisions thereof or by operation of law or the date on which this Note shall be accelerated and declared due and payable in accordance with the provisions of Section 10 hereof.

2. Contracted For Rate of Interest. The contracted for rate of interest of the indebtedness evidenced hereby, without limitation, shall consist of the following:

(a) The Stated Interest Rate, as from time to time in effect, calculated daily on the basis of actual days elapsed over a 360-day year, applied to the principal balance from time to time outstanding hereunder;

(b) The Default Interest Rate, as from time to time in effect, calculated daily on the basis of actual days elapsed over a 360-day year, applied to the principal balance from time to time outstanding hereunder;

(c) All Additional Sums, if any.

Borrower agrees to pay an effective contracted for rate of interest which is the sum of (x) either (1) the Stated Interest Rate referred to in Subsection 1(a) above or (2) the Default Interest Rate referred to in Subsection 1(b) above, and (y) the Additional Sums, if any, referred to in Subsection 1(c) above.

3. Stated Interest Rate. Except as provided in Section 4 below, the principal balance outstanding hereunder from time to time shall bear interest at the Stated Interest Rate. The Stated Interest Rate shall be equal to a per annum rate equal to (a) during the Revolving Loan Period, 4.00% plus LIBOR and (b) during the Term Loan Period, 5.75% plus LIBOR. “LIBOR” means, as of any day, the rate per annum (rounded upward, if necessary to the nearest 1/16th of 1%) obtained by dividing (1) the rate appearing at Reuters Screen LIBOR01 Page (or such other page as may replace the Reuters LIBOR01 Page on such service or such other service as may be designated by Bank for the purpose of displaying London interbank offered rates for U.S. Dollar deposits) as one month LIBOR on such date (and if such date is not a Business Day, the LIBOR Rate in effect on the Business Day immediately preceding such date), and if such rate shall not be so quoted, the rate per annum at which Bank or its Affiliate is offered dollar deposits at or about 10:00 a.m., New York City time, on such date, by prime banks in the interbank eurodollar market where the eurodollar and foreign currency exchange operations in respect of its transactions are then being conducted for delivery on such day for a period of one month and in an amount comparable to the principal balance of the Loan outstanding on such day by (2) a percentage equal to 100% minus the stated maximum rate of all reserves required to be maintained against “Eurocurrency Liabilities” as specified in Regulation D (or against any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR loans is determined or any category of extensions of credit or other assets which include loans by a non-United States’ office of a bank to United States residents) on such date to any member bank of the Federal Reserve System. Notwithstanding any provision above, the practice of rounding to determine LIBOR may be discontinued at any time in the Lender’s sole discretion. Borrower acknowledges that the LIBOR Rate may not represent the most favorable interest rate from time to time offered by Bank to its borrowers, the LIBOR Rate may increase or decrease daily during the time this Note remains outstanding, and the amount by which the LIBOR Rate may increase or decrease is not limited as to increases or decreases that may occur on any day or while this Note remains outstanding.

4. Default Interest Rate. The Default Interest Rate shall be a per annum rate equal to the Stated Interest Rate plus 6.0%. The principal balance outstanding hereunder from time to time shall bear interest at the Default Interest Rate from the date of the occurrence of an Event of Default hereunder until the earlier of: (a) the date on which the principal balance outstanding hereunder, together with all accrued interest and other amounts payable hereunder, are paid in full; or (b)the date on which such Event of Default ceases to be continuing.

5. Principal Balance. The principal balance outstanding hereunder at any time shall be the total amount of advances made hereunder by Bank, less the total amount of payments of principal hereon, as reflected in the books and records of Bank with respect to the indebtedness evidenced hereby. The principal balance outstanding hereunder at any time shall not exceed the principal amount first set forth above.

6. Loan Advances/Term Loan. This Note is the Promissory Note defined in the Loan and Security Agreement of even date herewith between Borrower and Bank (the “Loan Agreement”). During the Revolving Loan Period, Bank shall make advances to Borrower from time to time hereunder as provided in the Loan Agreement. On the date on which the Revolving Loan Period ends (the “Conversion Date”), and provided that no Event of Default and no event that, with the lapse of time or notice or both, would become an Event of Default, has occurred and is continuing, the principal hereof shall, without any further action by Bank or Borrower, convert to a term loan (the “Term Loan”) in accordance with the terms hereof.

7. Requests for Advances. Advances hereunder shall be made by Bank from time to time during the Revolving Loan Period upon the submission of a Loan Advance Request on behalf of Borrower as provided in the Loan Agreement.

8. Payments. This Note shall be payable as follows:

(a) Interest during Revolving Loan Period. During the Revolving Loan Period, accrued and unpaid interest at the Stated Interest Rate or, to the extent applicable, the Default Interest Rate, shall be payable in arrears commencing on June 1, 2015, and on the 6th Business Day of each month thereafter if on such day any interest is accrued and unpaid; and

(b) Principal and Interest during Term Loan Period. Borrower shall make monthly payments of principal and interest during the Term Loan Period, commencing on the one-month anniversary of the Conversion Date and continuing on the same day of each month (or the succeeding Business Day if such day is not a Business Day) until the last day of the Term Loan Period. Each payment shall equal 1/60 of the principal balance on the Conversion Date plus all accrued and unpaid interest on the outstanding principal balance calculated by Bank in accordance with the terms hereof. On the last Business Day of the Term Loan Period, all remaining principal and accrued and unpaid interest shall be paid in full.

9. Application of Payments. During the Revolving Loan Period, Borrower may borrow, repay, and reborrow at any time and from time to time from the Effective Date to the earlier of (a) the expiration of the Revolving Loan Period, or (b) the Termination Date. Payments received by Bank with respect to the indebtedness evidenced hereby shall be applied in such order and manner as as provided in Section 3(l) of the Loan Agreement. During the Term Loan Period, Borrower may make prepayments at any time; provided, however, that notwithstanding any such prepayment, (a) there will be no change in the due date or amount of scheduled payments due hereunder unless Bank, in its sole and absolute discretion, agrees in writing to such change; and (b) Borrower’s obligations hereunder shall continue in effect, and this Note shall remain outstanding, unless and until the principal balance outstanding hereunder, together with all accrued interest and other amounts payable hereunder or in any of the Loan Documents, are paid in full.

10. Events of Default; Acceleration. The occurrence of any “Event of Default” under and as defined in the Loan Agreement shall constitute an Event of Default hereunder and shall entitle Bank to exercise any and all remedies as set forth in Section 9 of the Loan Agreement.

11. Collateral. Borrower’s obligations under this Note are secured by a security interest in certain personal property of Borrower pursuant to the Loan Agreement.

12. Additional Sums. All fees, charges, goods, things in action or any other sums or things of value, other than the interest resulting from the Stated Interest Rate or the Default Interest Rate, as applicable, paid or payable by Borrower (collectively, the “Additional Sums”), whether pursuant to this Note, the Loan Documents or any other document or instrument in any way pertaining to this lending transaction, or otherwise with respect to this lending transaction, that, under the laws of the State of New York, may be deemed to be interest with respect to this lending transaction, for the purpose of any laws of the State of New York that may limit the maximum amount of interest to be charged with respect to this lending transaction, shall be payable by Borrower as, and shall be deemed to be, additional interest, and for such purposes only, the agreed upon and “contracted for rate of interest” of this lending transaction shall be deemed to be increased by the rate of interest resulting from the Additional Sums. Borrower understands and believes that this lending transaction complies with the usury laws of the State of New York; however, if any interest or other charges in connection with this lending transaction are ever determined to exceed the maximum amount permitted by law, then Borrower agrees that: (a) the amount of interest or charges payable pursuant to this lending transaction shall be reduced to the maximum amount permitted by law; and (b) any excess amount previously collected from Borrower in connection with this lending transaction that exceeded the maximum amount permitted by law, will be credited against the principal balance then outstanding hereunder. If the outstanding principal balance hereunder has been paid in full, the excess amount paid will be refunded to Borrower.

13. Waivers. Except as set forth in this Note, the Loan Agreement or the other Loan Documents, to the extent permitted by applicable law, Borrower, and each person who is or may become liable hereunder, severally waive and agree not to assert: (a) any homestead or exemption rights; (b) demand, diligence, grace, presentment for payment, protest, notice of nonpayment, nonperformance, extension, dishonor, maturity, protest and default; and (c) recourse to guaranty or suretyship defenses (including, without limitation, the right to require the Bank to bring an action on this Note). Bank may extend the time for payment of or renew this Note, release collateral as security for the indebtedness evidenced hereby or release any party from liability hereunder, and any such extension, renewal, release or other indulgence shall not alter or diminish the liability of Borrower or any other person or entity who is or may become liable on this Note except to the extent expressly set forth in a writing evidencing or constituting such extension, renewal, release or other indulgence.

14. Costs of Collection. Borrower agrees to pay all costs of collection, including, without limitation, attorneys’ fees, whether or not suit is filed, and all costs of suit and preparation for suit (whether at trial or appellate level), in the event any payment of principal, interest or other amount is not paid when due, or in case it becomes necessary to protect the collateral which is security for the indebtedness evidenced hereby, or to exercise any other right or remedy hereunder or in the Loan Documents, or in the event Bank is made party to any litigation because of the existence of the indebtedness evidenced hereby, or if at any time Bank should incur any attorneys’ fees in any proceeding under any federal bankruptcy law (or any similar state or federal law) in connection with the indebtedness evidenced hereby. In the event of any court proceeding, attorneys’ fees shall be set by the court and not by the jury and shall be included in any judgment obtained by Bank.

15. No Waiver by Bank. No delay or failure of Bank in exercising any right hereunder shall affect such right, nor shall any single or partial exercise of any right preclude further exercise thereof.

16. GOVERNING LAW; JURISDICTION; VENUE; WAIVER OF JURY TRIAL. THIS NOTE IS BEING EXECUTED AND DELIVERED, AND IS INTENDED TO BE PERFORMED, IN THE STATE OF NEW YORK, AND THE LAWS OF SUCH STATE (WITHOUT REGARD TO ITS PROVISIONS OF CHOICE OF LAWS) AND OF THE UNITED STATES SHALL GOVERN THE RIGHTS AND DUTIES OF THE BORROWER AND THE BANK AND THE VALIDITY, CONSTRUCTION, ENFORCEMENT, AND INTERPRETATION OF THIS NOTE, EXCEPT TO THE EXTENT OTHERWISE SPECIFIED IN ANY OF THE LOAN DOCUMENTS.

BORROWER HEREBY IRREVOCABLY CONSENTS TO THE NON- EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT IN THE STATE OF NEW YORK, AND CONSENTS THAT BANK MAY EFFECT ANY SERVICE OF PROCESS IN THE MANNER AND AT BORROWER’S ADDRESS SET FORTH FOR PROVIDING NOTICE OR DEMAND; PROVIDED THAT NOTHING CONTAINED IN THIS AGREEMENT WILL PREVENT BANK FROM BRINGING ANY ACTION, ENFORCING ANY AWARD OR JUDGMENT OR EXERCISING ANY RIGHTS AGAINST BORROWER INDIVIDUALLY, AGAINST ANY SECURITY OR AGAINST ANY PROPERTY OF BORROWER WITHIN ANY OTHER COUNTY, STATE OR OTHER FOREIGN OR DOMESTIC JURISDICTION. BORROWER ACKNOWLEDGES AND AGREES THAT THE VENUE PROVIDED ABOVE IS THE MOST CONVENIENT FORUM FOR BOTH BORROWER AND BANK. BORROWER WAIVES ANY OBJECTION TO VENUE AND ANY OBJECTION BASED ON A MORE CONVENIENT FORUM IN ANY ACTION INSTITUTED UNDER THIS AGREEMENT.

EACH OF BORROWER AND BANK (BY ITS ACCEPTANCE HEREOF) KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW AND UPON CONFERRING WITH THEIR RESPECTIVE COUNSEL) ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

17. Time of Essence. Time is of the essence of this Note and each and every provision hereof.

18. Amendments. No amendment, modification, change, waiver, release or discharge hereof and hereunder shall be effective unless evidenced by an instrument in writing and signed by the party against whom enforcement is sought.

19. Severability. If any provision hereof is invalid or unenforceable, the other provisions hereof shall remain in full force and effect and shall be liberally construed in favor of Bank in order to effectuate the other provisions hereof.

20. Binding Nature. The provisions of this Note shall be binding upon Borrower and the heirs, personal representatives, successors and assigns of Borrower, and shall inure to the benefit of Bank and any subsequent holder of all or any portion of this Note, and their respective successors and assigns. Bank may from time to time transfer all or any part of its interest in this Note and the Loan Documents, without notice to Borrower.

21. Notice. All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered personally or mailed by first-class registered or certified mail, postage prepaid, or by telephonic facsimile transmission and overnight delivery service, postage prepaid, to Bank at its address first set forth above and to Borrower at its address shown on the signature pages of this Note or at such other address as may be designated by it by notice to the other party. All notices and other communications given to any party hereto in accordance with the provisions of this Note shall be deemed to have been given on the date of receipt.

22. Section Headings. The section headings set forth in this Note are for convenience only and shall not have substantive meaning hereunder or be deemed part of this Note.

23. Construction. This Note shall be construed as a whole, in accordance with its fair meaning, and without regard to or taking into account any presumption or other rule of law requiring construction against the party preparing this Note. If the day on which any action to be performed or any payment made hereunder is not a business day, such action shall be performed or such payment made on the immediately succeeding business day.

24. Amended and Restated. This Note amends, restates and supersedes in its entirety that certain Amended and Restated Promissory Note dated May 22, 2015 in the amount of $50,000,000 between loanDepot.com, LLC and EverBank.

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IN WITNESS WHEREOF, Borrower has executed this Note as of the date first set forth above.

BORROWER:

loanDepot.com, LLC, a Delaware limited liability company

By:

Name:
Title:

Address of Borrower:

26642 Towne Center Drive
Foothill Ranch, California 92610